FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported)  December 9, 1999.


                             HIGH PLAINS CORPORATION

              (Exact name of registrant as specified in its charter)


Kansas                                                             #1-8680
(State or other jurisdiction of                           (Commission File
incorporation)                                                     Number)



200 W. Douglas                                                 #48-0901658
Suite #820                                                   (IRS Employer
Wichita, Kansas  67202                                 Identification No.)
(Address of principal
executive offices)


                                 (316) 269-4310
                        (Registrant's telephone number)


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Item 5  Other Information

Wichita, Kansas - December 9, 1999 - High Plains Corporation (NASDAQ:HIPC) today announced it has obtained a $20 million term loan from Bank of America, National Association. The borrowing will be used to refinance existing debt and strengthen the Company's liquidity position.

Bank of America also is making an $8 million revolving line of credit available to High Plains.

The credit facility is for a five-year period, which may be extended for a series of one-year renewals.

"This restructuring of our balance sheet solidifies the financial position of the Company," said President and CEO Gary Smith. "By converting $6.5 million of short-term debt to long-term debt, the agreement supports our strategy of matching the amortization of our financing with the useful life of our assets. It also provides greater financial flexibility as we adopt new initiatives to accelerate the growth of the Company," said Smith.

A new management team, led by Smith, was installed at High Plains within the last two years. Central to its growth strategy is decreasing the Company's dependence on ethanol, a fuel additive distilled from grain, by developing alternative chemical products. In November, High Plains announced it had begun a pilot project to test production of glycerol, commonly used in pharmaceuticals, cosmetics and pet food. Initial results of this pilot project are due in January.

Based in Wichita, Kansas, High Plains Corporation is among the Nation's largest producers of ethanol. The Company operates production facilities in Colwich, Kansas; York, Nebraska; and Portales, New Mexico. Additional information about the Company can be found at its website, www.highplainscorp.com.


This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation risks of fluctuations in feedstock commodity prices, changes in the market prices or demand for motor fuels and Ethanol, legislative changes regarding air quality, fuel specifications or incentive programs, as well as general market conditions, competition and pricing. The Company believes that forward-looking statements made by it are based upon reasonable expectations. However, no assurances can be given that actual results will not differ materially from those contained in such forward-looking statements. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including its annual 10K, Proxy Statement, and quarterly 10Q filings, copies of which are available from the Company without charge.

                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:     December 9, 1999                       HIGH PLAINS CORPORATION


                                                 /s/Gary R. Smith
                                                 Gary R. Smith
                                                 President & CEO